UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2006
Date of earliest event reported: June 23, 2006
____________________________

MULTI-LINK TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

0-26013 (Commission File Number)		84-1334687 (IRS Employer Identification No.)
5555 Triangle Parkway, Suite 300 Norcross, GA 30092 (Address of Principal Executive Offices and zip code)

(678) 282-1600
(Registrant's telephone
number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

As described below in Item 5.01, Multi-Link Telecommunications, Inc. (the “Company” or “Multi-Link”) has entered into a new compensation arrangement with Andrew Shales, the Company’s recently appointed Chief Operating Officer and Secretary.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective as of June 23, 2006, Andrew Shales was named as the Chief Operating Officer and Secretary of Multi-Link.

Since January 2006, Mr. Shales served as Senior Vice President of Sales and Marketing of the Company. Prior to joining the Company, from December 2003 until November 2005 Mr. Shales served as vice president of sales and marketing for Synthon Pharmaceuticals, Inc., where he was responsible for building the marketing and sales functions from inception as Synthon transitioned from a generics company to one marketing both generic and branded products. Prior to joining Synthon, from May 2001 to May 2003, Mr. Shales was vice president of marketing at First Horizon Pharmaceutical Corporation, a specialty pharmaceutical company with products in the therapeutic areas of cough/cold, women's health, GI and cardiology. Prior to joining First Horizon, from October 1997 to May 2001, Mr. Shales served as group product director at UCB Pharma, Inc. Mr. Shales earned a B.A. degree in Psychology from King's College, Wilkes-Barre, Pennsylvania in 1986.

As compensation for his service as Chief Operating Officer, Mr. Shales will be paid $205,000 per year, receive a car allowance of $8,400 per year and be eligible to participate in an executive incentive plan wherein Mr. Shales may become eligible to receive a target bonus of up to 40% of his base salary, once and if approved by the Board of Directors. In addition the Company agreed, subject to the approval of the Board of Directors, to grant a non-qualified stock option to Mr. Shales exercisable for up to 250,000 shares of Multi Link common stock with an exercise price equal to the closing price of the Common Stock on the OTC Bulletin Board on the date of grant (the “Stock Option”). The Stock Option shall be immediately exercisable for up to 250,000 shares of restricted Common Stock and shall vest as follows: 12/48s of the shares subject to the Stock Option vest on the first annual anniversary of the date of grant and 1/48s vest on the 30th day of every month of continuous service thereafter. In addition, the vesting of all of Mr. Shales’ stock options, including those previously granted, shall accelerate in full in the event that Mr. Shales is terminated for any reason other than for cause. The foregoing share numbers are adjusted to take into account an anticipated one-for-15 reverse split of the Company’s Common Stock.

The Company has also agreed to indemnify Mr. Shales for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director, officer, employee, agent or fiduciary of Multi Link, and otherwise to the full extent permitted under Multi Link’s bylaws and state law.

Mr. Shales has no family relationships with Multi Link.

On June 27, 2006, Multi Link issued a press release announcing the appointment of Mr. Shales to the position of Chief Operating Officer of Multi Link. A copy of Multi Link’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-LINK TELECOMMUNICATIONS, INC.

Date: June 28, 2006	By:	/s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer